Exhibit 10.1

NATIONAL FINANCIAL COMMUNICATIONS CORP.
CONSULTING AGREEMENT

AGREEMENT made as of the 25th day of February, 2011 by Conspiracy Entertainment Holdings Inc, maintaining its principal offices at 612 Santa Monica Blvd, Santa Monica, CA 90401, (hereinafter referred to as "Client") and National Financial Communications Corp, a Commonwealth of Massachusetts corporation maintaining its principal offices at 105 Centre St, Dover, MA 02030 (hereinafter referred to as the "Company").

WITNESSETH:

WHEREAS, Company is engaged in the business of providing and rendering investor relations services and has knowledge, expertise and personnel to render the requisite services to Client; and

WHEREAS, Client is desirous of retaining Company for the purpose of obtaining these services so as to better, more fully and more effectively deal and communicate with its shareholders and the investment banking community.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

I. Engagement of Company. Client herewith engages Company and Company agrees to render to Client investor relations, advisory and consulting services.

A. The consulting services to be provided by the Company shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Client's activities. Client acknowledges that Company's ability to relate information regarding Client's activities is directly related to the information provided by Client to the Company. The services to be rendered by the Company to the Client shall under NO circumstances include the following:

1. Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required by the Company to be registered as a broker-dealer under the Securities Act of 1934.

2. Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction.

B. Client acknowledges that Company will devote such time as is reasonably necessary to perform the services for Client, having due regard for Company's commitments and obligations to other businesses for which it performs consulting services.

II. Compensation and Expense Reimbursement.

KHT

A. Client will pay the Company, as compensation for the services provided for in this Agreement and as reimbursement for expenses incurred by Company on Client's behalf, in the manner set forth in Schedule A annexed to this Agreement which Schedule is incorporated herein by reference.

Term and Termination. This Agreement shall be for a period of six months commencing February 25, 2011 and terminating August 24, 2011.

Treatment of Confidential Information. Company shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to Company in connection with Company's services hereunder (the "Confidential Information"). The Company will not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) the Company is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.

Representation by Company of other clients. Client acknowledges and consents to Company rendering investor relations, consulting and/or communications services to other clients of the Company engaged in the same or similar business as that of Client.

Indemnification by Client as to Information Provided to Company. Client acknowledges that Company, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client's officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend Company, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to Company.

Independent Contractor. It is expressly agreed that Company is acting as an independent contractor in performing its services hereunder. Client shall carry no workers compensation insurance or any health or accident insurance on Company or consultant's employees. Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits which might be customary in an employer-employee relationship.

Non-Assignment. This Agreement shall not be assigned by either party without the written consent of the other party.

Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

Entire Agreement. The within agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

Modification and Waiver. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

Law to Govern; Forum for Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.

KH

The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non convenience. The parties executing this Agreement on behalf of the Company and the Client agree to submit to the in personal jurisdiction of such courts and hereby irrevocably waive trial by jury.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

National Financial Communications Corp.

By: /s/ Geoffrey Eiten
Geoffrey Eiten, President

2/25/2011
Date

Conspiracy Entertainment Holdings Inc.

By: /s/ Keith Tanaka
Keith Tanaka, CEO

2/25/2011
Date

KHT

SCHEDULE A-I PAYMENT FOR SERVICES AND REIMBURSEMENT OF EXPENSES.

SCHEDULE A-I

PAYMENT FOR SERVICES
AND REIMBURSEMENT OF EXPENSES

A. For the services to be rendered and performed by Company during the term of the Agreement, Client shall pay to Company the sum of $65,000.00 for marketing and 2 million restricted shares for IR services.

B. Client shall also reimburse Company for all reasonable and necessary out-of-pocket expenses incurred in the performance of its duties for Client upon presentation of statements setting forth in reasonable detail the amount of such expenses. Company shall not incur any expense for any single item in excess of $250 either verbally or written except upon the prior approval of the Client. Company agrees that any travel, entertainment or other expense which it may incur and which may be referable to more than one of its clients (including Client) will be prorated among the clients for whom such expense has been incurred. Shares will be accepted for payment of expenses in the same manner as the base fee per month in Paragraph A above.

National Financial Communications Corp.

By: /s/ Geoffrey Eiten
Geoffrey Eiten, President

2/25/2011
Date

Conspiracy Entertainment Holdings Inc.

By: /s/ Keith Tanaka
Keith Tanaka, CEO

2/25/2011
Date